                                  EXHIBIT 23.4

                        CONSENT OF INDEPENDENT ACCOUNTANT


     I consent to the inclusion in Host Funding Inc.'s Amendment 4 to Registration Statement on Form S-4 (File No. 33-60011) of my report dated July 11, 1995, except for paragraph 2 of note 4 and paragraphs 2 and 4 through 7 of note 5 as to which the date is September 30, 1995, on my audit of the balance sheet of Host Funding, Inc as of April 1, 1995, and of my report dated July 11, 1995, except for paragraph 2 of note 4 and paragraphs 2 and 4 through 7 of note 5 as to which the date is September 30, 1995, relating to the financial statement schedule for Host Funding Inc. appearing elsewhere in this Amendment 4 to Registration Statement on Form S-4 (File No. 33-60011), and of my report dated April 4, 1995, except for paragraphs 2 and 8 through 11 of note 6 as to which the date is September 30, 1995, on my audits of the Financial Statements of Initial Hotels as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993, and 1992. I also consent to the reference to my Firm under the caption "Experts".




                                   /s/ William H. Ling
San Diego, California              ----------------------------------
November 28, 1995                  William H. Ling
                                   Certified Public Accountant